UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934

September 12, 2005

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600, Chicago, Illinois  60611

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Standard Parking Corporation’s operations in New Orleans, Louisiana have been significantly impacted by Hurricane Katrina.  Our 35 leased and managed locations in the New Orleans area (representing approximately 2% of the facilities we operate throughout North America) have been closed since August 29, 2005.  We have been in contact with all of our management employees, and will work to resume our New Orleans operations when possible.  The Company maintains property (including business interruption), liability and workers compensation insurance policies covering our activities in New Orleans.  We are in the process of assembling and analyzing the data necessary to quantify the value of any uninsured loss attributable to deductible or other risk retention provisions.  Company operations in other parts of the South have not been significantly impacted by this Hurricane.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: September 12, 2005	By:	/s/ G. MARC BAUMANN
G. Marc Baumann,
Chief Financial Officer Officer